Exhibit 99.1

TSYS  News Release
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For Immediate Release

Contacts:

Leo S. Berard                                   James B. Lipham
TSYS Investor Relations                         Chief Financial Officer
+1.706.649.5220                                 +1.706.649.2262
leoberard@tsys.com


                         TSYS Doubles Quarterly Dividend

Columbus, Ga., April 15, 2004 -- The TSYS(R) Board of Directors today declared a quarterly cash dividend of $0.04 per share, a 100 percent increase over last year's quarterly dividend of $0.02 per share. Dividends are payable on July 1, 2004, to TSYS shareholders of record at the close of business on June 18, 2004.

         "TSYS has declared a quarterly dividend for 58 consecutive quarters, and has increased the quarterly dividend per share for five consecutive years. We are pleased that our significant cash flow from operations, combined with our strong balance sheet, allows us to increase our dividend payout to our shareholders with no impact to the operations of the business," said Philip W. Tomlinson, chief executive officer of TSYS. "TSYS remains committed to rewarding our shareholders and maximizing shareholder value," Tomlinson said.

About TSYS

         TSYS (NYSE: TSS) (www.tsys.com) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81.1-percent interest in TSYS. For more information, contact news@tsys.com.


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